                                                                  EXHIBIT 10.111



                                 AGREEMENT FOR


                        PURCHASE AND SALE BY AND BETWEEN


                         SAHARA NEVADA CORP. ("Seller")

                                      and

                      GORDON GAMING CORPORATION ("Buyer")



                                     of the



                            SAHARA HOTEL AND CASINO
                               Las Vegas, Nevada



                     Dated:        31 May         , 1995.
                           -----------------------    --




Counsel for                                                         Counsel for
"Seller"                                                                "Buyer"
William J. Raggio, Esq.                                              John Moran
John P. Sande, III, Esq.                                   Moran and Associates
Michael G. Alonso, Esq.                                    630 South 4th Street
Vargas & Bartlett                                                     Suite 400
201 W. Liberty St.                                      Las Vegas, Nevada 89101
P. O. Box 281                                                      702/384-8424
Reno, Nevada  89504                                                         and
702/786-5000                                             Nikolas L. Mastrangelo
                                                          811 South Sixth Street
                                                         Las Vegas, Nevada 89101
                                                                    702/384-5770

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I..................................................................  2
     1     Sale of Property................................................  2
           ----------------
              1.1  Closing Date............................................  2
                   ------------
              1.2  Property................................................  3
                   --------
              1.3  Property Exceptions.....................................  4
                   -------------------
              1.4  Prorations and Allocations..............................  5
                   --------------------------


ARTICLE II.................................................................  6
     2     Purchase Price..................................................  6
           --------------
              2.1  Purchase Price..........................................  6
                   --------------
              2.2  Payment.................................................  8
                   -------
              2.3  Costs...................................................  9
                   -----
              2.4  Gaming Taxes............................................  9
                   ------------
              2.5  Allocation of Purchase Price............................ 10
                   ----------------------------

ARTICLE III................................................................ 10
     3     Contracts and Assumption of Liabilities......................... 10
           ---------------------------------------
              3.1  Contracts............................................... 10
                   ---------
                     (a) Material Contracts................................ 10
                         ------------------
                     (b) Contracts......................................... 10
                         ---------
              3.2  Assumption of Liabilities by Buyer...................... 13
                   ----------------------------------
              3.3  No Other Liabilities Assumed............................ 14
                   ----------------------------

ARTICLE IV................................................................. 15
     4     Title to Real Property.......................................... 15
           ----------------------
              4.1  Title Reports and Exceptions............................ 15
                   ----------------------------
              4.2  Title Policy............................................ 17
                   ------------

ARTICLE V.................................................................. 17
     5     Representations and Warranties.................................. 17
           ------------------------------
              5.1  Seller's Representations and Warranties................. 17
                   ---------------------------------------
                     (a) Due Organization.................................. 17
                         ----------------
                     (b) Binding Effect.................................... 17
                         --------------
                     (c) Notices and Approvals; No Violation of Agreement.. 18
                         ------------------------------------------------
                     (d) Compliance with Laws.............................. 18
                         --------------------
                     (e) Contracts......................................... 18
                         ---------
                     (f) Litigation........................................ 19
                         ----------
                     (g) Employees, Officers and Directors:
                         ----------------------------------
                   Employment and Similar Contracts: Benefits.............. 20
                   ------------------------------------------
                     (h) Eminent Domain or Other Proceedings............... 21
                         -----------------------------------
                     (i) Properties........................................ 21
                         ----------
                     (j) Leases............................................ 21
                         ------
                     (k) Insurance......................................... 22
                         ---------

                                                                            Page
                                                                            ----
                     (l) Condition.......................................... 22
                         ---------
                     (m) Hazardous Waste.................................... 22
                         ---------------
                     (n) Reports............................................ 23
                         -------
                     (o) Zoning............................................. 23
                         ------
                     (p) Affiliated Parties................................. 23
                         ------------------

              5.2  Buyer's Representation and Warranties.................... 24
                   -------------------------------------
                     (a) Due Organization................................... 24
                         ----------------
                     (b) Binding Effect..................................... 24
                         --------------
                     (c) Notices and Approvals, No Violation of Agreements.. 24
                         -------------------------------------------------
                     (d) Litigation......................................... 25
                         ----------

ARTICLE VI.................................................................. 25
     6     Condition of the Property; Access and Observers;
           ------------------------------------------------
           Independent Investigation........................................ 25
           -------------------------
              6.1  Access and Observers..................................... 25
                   --------------------
              6.2  Inspections.............................................. 26
                   -----------
              6.3  Maintenance of Property.................................. 26
                   -----------------------

ARTICLE VII................................................................. 27
     7     Conditions Precedent to Closing and Covenants.................... 27
           ---------------------------------------------
              7.1  Buyer's Conditions....................................... 27
                   ------------------
              7.2  Seller's Conditions...................................... 28
                   -------------------
              7.3  Hart-Scott-Rodino Filing................................. 29
                   ------------------------
              7.4  Workers Adjustment and Retraining Notification Act....... 29
                   --------------------------------------------------
              7.5  Cooperation.............................................. 29
                   -----------
              7.6  Gaming Licenses.......................................... 30
                   ---------------

ARTICLE VIII................................................................ 30
     8     Conduct of Business.............................................. 30
           -------------------

ARTICLE IX.................................................................. 33
     9     Risk of Loss..................................................... 33
           ------------
              9.1  Risk of Loss............................................. 33
                   ------------
              9.2  Material Loss............................................ 34
                   -------------
              9.3  Uniform Act.............................................. 34
                   -----------

ARTICLE X................................................................... 34
     10    Termination; Remedies............................................ 34
           ---------------------
              10.1  Termination............................................. 34
                    -----------
              10.2  Effect of Termination................................... 35
                    ---------------------
              10.3  Notice of Seller's Breach; Right to Cure................ 37
                    ----------------------------------------
              10.4  Specific Performance.................................... 39
                    --------------------

ARTICLE XI.................................................................. 39
     11    Closing.......................................................... 39
           -------
              11.1  Closing................................................. 39
                    -------
              11.2  Seller's Delivery....................................... 40
                    -----------------
              11.3  Buyer's Delivery........................................ 43
                    ----------------
              11.4  Approval of Closing Documents........................... 43
                    -----------------------------
              11.5  Possession.............................................. 43
                    ----------

                                                                            Page
                                                                            ----
           11.6  No Merger................................................. 43
                 ---------

ARTICLE XII................................................................ 44
     12    Post Closing Covenant........................................... 44
           ---------------------
           12.1  Further Assurances........................................ 44

           12.2  Cooperation Retention of Records.......................... 44
                 --------------------------------
           12.3  Labor Arbitration and Grievances of Seller................ 45
                 ------------------------------------------

ARTICLE XIII............................................................... 45
     13    Brokerage Fees.................................................. 45
           --------------

ARTICLE XIV................................................................ 46
     14    Survival of Representations and Warranties:  Indemnification.... 46
           ------------------------------------------------------------
              14.1  Seller's Indemnity..................................... 46
                    ------------------
              14.2  Buyer's Indemnity...................................... 46
                    -----------------
              14.3  Notice of Claim........................................ 47
                    ---------------

ARTICLE XV................................................................. 48
     15    Guarantor....................................................... 48
           ---------

ARTICLE XVI................................................................ 48
     16    Notices......................................................... 48
           -------

ARTICLE XVII............................................................... 49
     17    Miscellaneous................................................... 49
           -------------
              17.1  Nevada Law............................................. 49
                    ----------
              17.2  Assignment; Binding Effect............................. 49
                    --------------------------
              17.3  Time of Essence........................................ 50
                    ---------------
              17.4  Captions............................................... 50
                    --------
              17.5  Pronouns............................................... 50
                    --------
              17.6  Knowledge of Party..................................... 50
                    ------------------
              17.7  Entire Agreement; Amendment; Waiver.................... 50
                    -----------------------------------
              17.8  No Third Party Beneficiary............................. 50
                    --------------------------
              17.9  Counterparts........................................... 51
                    ------------
              17.10 Attorney's Fees........................................ 51
                    ---------------
              17.11 Jurisdiction........................................... 51
                    ------------
              17.12 No Party Deemed Drafter................................ 52
                    -----------------------

                        AGREEMENT FOR PURCHASE AND SALE


     THIS AGREEMENT FOR PURCHASE AND SALE ("Agreement") is made and entered into by and among Sahara Nevada Corp., a Nevada corporation, doing business as Sahara Hotel & Casino ("Seller"), and GORDON GAMING CORPORATION, a Nevada corporation ("Buyer").

                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, Seller is the owner of certain improved real property located in Clark County, Nevada, commonly known as the Sahara Hotel and Casino; and

     WHEREAS, the parties hereto have reached an understanding with respect to the sale by Seller and the purchase by Buyer of the real property described herein (the "Sahara Hotel Parcel") and of the assets of the business of Sahara Hotel & Casino (the "Business"), except as hereinafter specifically excluded; and

     WHEREAS, Sahara Las Vegas Corp., a Nevada corporation ("Sahara Las Vegas"), and Buyer have entered into an Agreement for Exchange of Real Property (the "Exchange Agreement") which will be executed by the parties thereto simultaneously with this Agreement whereby Sahara Las Vegas will transfer to Buyer certain real property referred to herein and specifically described in the Exchange Agreement as the Sahara Parcel in exchange for Buyer transferring to Sahara Las Vegas certain real property referred to herein and specifically described in the Exchange Agreement as the Wet'N Wild Parcel (the "Exchange Transaction"); and

     WHEREAS, Sahara Las Vegas and Buyer have agreed that the Exchange Transaction shall qualify as an Exchange pursuant to Section 1031 of the Internal Revenue Code of 1986 as set forth in the Exchange Agreement. A copy of the Exchange Agreement is attached hereto as Exhibit A and is incorporated herein by reference; and

     WHEREAS, Buyer has entered into a Purchase and Sale Agreement with Howard Hughes Properties, a Limited Partnership ("HHP") to acquire title from HHP to the Wet'N Wild Parcel to facilitate the Exchange Transaction (the "Wet'N Wild Agreement"). A copy of the Wet'N Wild Agreement is attached hereto as Exhibit
B. The transaction contemplated by the Wet'N Wild Agreement shall hereinafter be referred to as the "Wet'N Wild Sale"); and

     WHEREAS, it is the intention of Buyer and Seller that the transactions contemplated by this Agreement, the Wet'N Wild Agreement and the Exchange Agreement close simultaneously; and

     WHEREAS, it is the intention of Buyer and Seller that the consummation of the transactions contemplated by this Agreement, the Wet'N Wild Agreement and the Exchange Agreement shall result in Sahara Las Vegas holding title to the Wet'N Wild Parcel and Buyer holding title to the Sahara Parcel and the Sahara Hotel Parcel.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and upon and subject to the terms and conditions hereinafter set forth, Seller and Buyer agree as follows:

                                   ARTICLE I

1    Sale of Property
     ----------------

     1.1   Closing Date.  At the Closing (as set forth and more specifically
           ------------
defined in Article XI below), Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase from Seller, for the consideration hereinafter provided, the assets owned by Seller (which assets are herein collectively called the "Property"), as set forth in Paragraph 1.2 below;

     1.2  Property.  The following assets owned by Seller shall be sold to Buyer
          --------
and Buyer shall purchase from Seller:

              (a) Certain improved real property located in Clark County, Nevada, owned by Seller, and more particularly described in Exhibit C, attached hereto (the Sahara Hotel Parcel) together with rights, appurtenances, buildings and improvements thereto and thereon, including the following:

                   (i)  All of Seller's right, title and interest in and to
(A) all rights, privileges and easements appurtenant to the Sahara Hotel Parcel, and (B) all development rights, air rights, water, water rights, and all of Seller's right, title and interest in and to any minerals, oil, gas and other hydrocarbon substances on or under said real property relating to the Sahara Hotel Parcel; and

                   (ii) All of Seller's right, title and interest in and to the improvements and fixtures (including heating and air conditioning systems and fixtures used to provide any utility services, food and beverage services, recreation, and other services or activities) located on the Sahara Hotel Parcel.

                   (iii) The Sahara Hotel Parcel, together with all rights and appurtenances thereto and all buildings, improvements, fixtures and other items of real property thereon is hereinafter referred to as the "Real Property".

              (b) All of Seller's right, title and interest in and to the furniture and furnishings, equipment, telephone system (including related equipment and software that does not require licensing) appliances, motor vehicles and other transportation equipment, tools, signs and signage, utensils, tableware, chinaware, glassware, silverware, and all other tangible personal property owned by Seller on the Closing Date and used exclusively in the ownership, operation and maintenance of the Business (collectively, "Personal Property"), including, but not limited to, all assignable warranties on any such items of property. At the Closing, Buyer shall be entitled to a "fully operational computer system."

              (c) All of Seller's right, title and interest, if any, in and to any intangible personal property owned by Seller and used exclusively in the ownership, use and operation of the Business ("Intangible Personal Property"), including without limitation, the name "Sahara Hotel and Casino", displays, symbols, color arrangements, logos, and words and devices, relating directly or indirectly to and used by Seller solely in connection with the Business, or which identify the products or services of the Business (and any goodwill associated with such name and with such marks);

              (d) All of Seller's right, title and interest in and to all customer lists, customer mailing lists, all advance reservations, bookings, originals of casino credit cards and credit files, and copies of such accounting records and reports relating to the Business as Buyer may reasonably request and which are necessary for the continued and uninterrupted operation of the Business by Buyer from and after the Closing Date;

              (e) All of Seller's right, title and interest in and to any telephone numbers used exclusively in connection with the Business;

              (f) All assignable Contracts as described in Paragraph 3.1 hereof;

              (g) Upon final licensing approval by Nevada Gaming Control Board, Nevada Gaming Commission and Clark County Liquor and Gaming Board (collectively "Nevada Gaming Authorities") to transfer the gaming devices, all of Seller's right, title and interest to all gaming devices and/or equipment used in connection with the Business.

              (h) The Real Property, the Personal Property and Intangible Personal Property, described herein above, shall be conveyed to Buyer free and clear of all liabilities, obligations, security interests, liens and encumbrances, except those expressly approved by Buyer.

     1.3  Property Exceptions.  Anything in Paragraph 1.2 of this Agreement to
          -------------------
the contrary notwithstanding, the Property does not include and Seller reserves and retains all right, title and interest in and to:

              (a) Seller's books and records, except as provided in Paragraph 1.2(d).

              (b) Securities or investments by Seller, whether or not such assets relate to Seller's ownership of the Property or operation of the Business;

              (c) Any insurance and rights thereunder except as otherwise provided in this agreement;

              (d) Any tangible personal property, described in Exhibit D, owned by third parties, leased, or loaned to Seller for use in the Business, unless the lease therefor is an assignable Contract;

              (e) Any items of equipment or other personal property (other than any books and records covered by Paragraph 1.2(d) hereof) which are not used exclusively in connection with the ownership, or necessary to, the operation of the Business, described in Exhibit E; and

              (f) Any other assets which are not designated for use or exclusively used in connection with the ownership, operation or maintenance of the Business, described in Exhibit F.

     1.4  Prorations and Allocations.  Credits and payments shall be prorated
          --------------------------
or allocated as of the Closing (except as otherwise indicated), including, but not limited to:

              (a) Non-delinquent real and personal property taxes and assessments (and including any supplemental assessments);

              (b) Utilities shall be prorated as of the Closing (or as soon as practicable theretofore or thereafter). Buyer shall make appropriate arrangements for transfer of all necessary utility and other services in its own name to be effective as of the Closing (or as soon as practicable theretofore or thereafter);

              (c)  rents or periodic payments on any leases or contracts;

              (d)  security deposits on any leases; and

              (e)  premiums on any insurance policies retained by the Buyer; and

              (f) concerning Seller's Safari Club Time Share Memberships ("Memberships"), which are to be assumed by Buyer, the parties acknowledge that there are two (2) types of Memberships, namely Fully Paid Memberships and Not Fully Paid Memberships, as follows:

                   (i) Fully Paid Memberships are those in which the purchase price has been fully paid and the member only pays an annual maintenance fee in January of each year. With respect to the Fully Paid Memberships, Buyer agrees that Buyer is only entitled to a proration of the annual maintenance fees as of the Closing.

                   (ii) Not Fully Paid Memberships are those in which the purchase price, together with interest and annual maintenance fees, are paid by the member in monthly installments. With respect to the Not Fully Paid Memberships, Buyer agrees that there shall be no proration, but Buyer shall be entitled to any monthly payments under such contracts which become due and payable after the Closing.


                                   ARTICLE II


2    Purchase Price
     --------------

     2.1  Purchase Price.
          ---------------

              (a) For and in consideration of the Property, Buyer shall pay to Seller in cash a purchase price of One Hundred Twenty-Eight Million Four Hundred Ninety-Five Thousand Six Hundred Dollars ($128,495,600) ("Purchase Price"). The Purchase Price may be adjusted for any insurance or condemnation proceeds which may accrue or be paid on or prior to Closing as provided in Paragraph 9.1 and under other circumstances expressly set forth in this Agreement.

              (b) Seller warrants that at the Closing, current assets as defined herein ("Current Assets") will equal current liabilities as defined herein ("Current Liabilities"). To the extent that Current Liabilities exceed Current Assets at the Closing, Buyer shall be entitled to a credit against the Purchase Price in an amount equal to the difference. To the extent that Current Assets exceed Current Liabilities at the Closing, the difference shall be added to the Purchase Price and shall be paid to Seller in cash, together with the remaining balance of the Purchase Price at the Closing.

              (c) Current Assets as described on Exhibit G shall include but not be limited to:

                   (i)   All cash and cash equivalents;

                   (ii) All Sahara gaming chips (including reserve chips) and tokens;

                   (iii) All Seller's inventories of food and beverage stocks, and gift shop inventory;

                   (iv) All of Seller's right, title and interest in and to all markers, guest ledger receivables (lounge, restaurant and others), rents and other accounts and notes receivable relating to the Business;

                   (v) Seller's bank accounts, deposits and refund claims that relate to Seller's ownership of the Property or operation of the Business;

                   (vi) Choses in action, claims and litigation, described that relate to Seller's ownership of the Property or operation of the Business;

              (d) Current Liabilities as described on Exhibit H shall include but not be limited to:

                   (i) All liability of Seller existing as of the Closing with respect to amounts shown on internal progressive slot machine meters, or meters for other games or gaming devices;

                   (ii) All liability of Seller existing as of the Closing involving Seller's employees including but not limited to wages, salaries, bonus payments, severance pay, sick pay, vacation pay, union dues, contributions to benefit plans, payroll taxes, holiday, birthday and other premium pay, and all the liabilities and obligations related to the employment by Seller, to the extent earned and accrued to the Closing date;

                   (iii) All debts, obligations, expenses or other liabilities of Seller arising out of ownership or operation of the Property or the conduct of the Business by Seller prior to the Closing Date, but excluding long term debt; and

                   (iv)  All chip liability.

              (e) Within sixty (60) days of the execution of this Agreement the Parties shall describe in writing the specific Current Assets (the "Assumed Current Assets") and specific Current Liabilities (the "Assumed Current Liabilities") that Buyer will acquire and/or assume at the Closing. The Current Assets Buyer has agreed not to acquire (the "Rejected Current Assets") shall become property exceptions as set forth in Paragraph 1.3 and Seller shall retain all right, title and interest thereto. The Current Liabilities Buyer has agreed not to assume (the "Rejected Current Liabilities") shall become Excluded Liabilities as set forth in Paragraph 3.3 and Seller shall pay, perform, discharge such Rejected Current Liabilities.

     2.2  Payment.  The Purchase Price shall be paid as follows:
          -------

              (a)  An earnest money deposit of Ten Million Dollars
($10,000,000) ("Earnest Money Deposit") shall be deposited by Buyer with Stewart Title Company ("Title Company") prior to execution of this Agreement in an interest-bearing account, with interest accruing in favor of Buyer. Any interest accruing as of the Closing Date on the Earnest Money Deposit shall be paid to Seller on the Closing Date and applied as a credit against the Purchase Price. If Buyer fails to complete the purchase of the Property in accordance with the terms of this Agreement for any reason, except: (i) Buyer's, its persons' or entities' inability to obtain the licenses and/or a finding of suitability by the Nevada Gaming Authorities to enable Buyer to conduct gaming at the Real Property; and subject to the provisions contained in Paragraphs 4.1, 5.1, 9.1 and 10.1 herein, Seller shall retain and be entitled to the Earnest Money Deposit as liquidated damages for breach of contract.

              (b) At the Closing, Buyer shall pay Seller the remaining balance of the Purchase Price in cash or by bank cashiers or certified check payable in immediately available federal funds, or by wire transfer of funds to a bank account of account of Seller, said account identity to be provided to Buyer.

              (c) If Buyer so instructs in writing, Title Company shall invest the Deposit in (i) direct obligations of the United States of America or any agency thereof, (ii) certificates of deposit issued by any bank organized under the laws of the United States or any state thereof, provided such bank has capital, surplus and undivided profits aggregating at least Fifty Million Dollars ($50,000,000) or (iii) money market fund. Buyer acknowledges and agrees that said investment shall have matured on or before the Closing. If the transactions provided for herein close, income or interest on such investments shall be applied as provided in Paragraph 2.2(a).

     2.3  Costs.  Costs and expenses relating to the transactions contemplated
          -----
by this Agreement shall be borne and paid as follows:

              (a) All motor vehicle transfer taxes, vehicle registration fees, sales, use and excise taxes and documentary stamp or transfer taxes (including, but not limited to, those set forth in Nevada Revised Statutes Section 375.020) relating to the purchase and sale of the Property shall be borne and paid one-half (1/2) by Buyer and one-half (1/2) by Seller;

              (b) All fees for recording any grant, bargain and sale deed or deeds and assignments of the Property to be conveyed and assigned pursuant hereto shall be borne and paid by Buyer. Fees for the Title Policy shall be paid as provided in Paragraph 4.2 hereof;

              (c) Any fees and expenses of the Title Company shall be paid one-half (1/2) by Buyer and one-half (1/2) by Seller;

              (d) Except as otherwise specifically provided in this Agreement, Seller and Buyer shall bear their own costs and expenses arising out of the negotiation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, including without limitation, legal and accounting fees and expenses.

     2.4  Gaming Taxes.  Seller shall be and remain liable for any fees or taxes
          ------------
due pursuant to Chapter 463 of the Nevada Revised Statutes which accrue prior to the Closing Date.

     2.5  Allocation of Purchase Price.  The purchase price shall be allocated
          ----------------------------
in accordance with the agreed fair market value as of the Closing Date as set forth in Exhibit I.

     Seller and Buyer shall timely comply with their Internal Revenue Service information reporting requirements by completing and attaching all required forms to their Income Tax Return for the tax year that includes the date on which the sale and purchase of the property is consummated. Such information reporting obligations shall be discharged in accordance with the terms of this Agreement.


                                  ARTICLE III


3    Contracts and Assumption of Liabilities:
     ---------------------------------------

     3.1  Contracts.
          ---------

              (a)  Material Contracts.  For purposes of this Agreement, the
                   ------------------
term "Material Contract" shall mean: any contract or agreement to which Seller is a party which relates to the Business and (i) was not incurred in the normal and ordinary course of business, and/or (ii) is listed on Schedule A attached hereto. Buyer shall have the option of assuming any or all Material Contracts. Within fifteen (15) business days of execution of this Agreement, Seller will deliver to Buyer a copy of any Material Contracts which will be in force on or after the Closing Date. Within fifteen (15) business days after receipt by Buyer of such Material Contracts, Buyer shall notify Seller in writing of any Material Contracts Buyer has agreed to assume. Any Material Contract Buyer has not agreed to assume shall be Seller's sole responsibility.

              (b)  Contracts.    For purposes of this Agreement, the term
                   ---------
"Contracts" shall mean and include: (1) all current collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representative or groups of employees, and all such future agreements, contracts, or commitments made or entered into before closing, provided that Buyer is allowed to participate in any negotiations with such labor unions or other employee representative or groups of employees; (2) all contracts and agreements incurred in connection with the Business which would not constitute Material Contracts, currently existing or incurred after the date hereof and prior to the Closing Date in the normal and ordinary course of business; (3) all purchase orders for non-capital expenditures outstanding on the Closing Date incurred in the ordinary course of business; (4) any contracts approved (or deemed approved) by Buyer as herein provided; (5) any other contracts and agreements incurred by Seller before or after the date hereof in connection with the Business and approved in writing by Buyer; and (6) any other Contract listed on Schedule B attached hereto.

              (c) Seller has made Buyer aware of the general nature of the Contracts, which Buyer would assume. Within fifteen (15) business days of execution of this Agreement, Seller will deliver to Buyer a copy of any Contracts which will be in force on or after the Closing Date. Within fifteen
(15) business days after receipt by Buyer of such Contracts, Buyer shall notify Seller in writing of any objections thereto. Buyer and Seller shall undertake in good faith to resolve any reasonable objections which Buyer may have to any such Contracts. However, if Buyer's reasonable objections are not resolved, Seller shall retain said Contract and remain solely liable and responsible for the same. Buyer shall be deemed to have approved all Contracts which are not objected to as hereinabove provided. Any Material Contracts or Contracts that Seller becomes aware of that were not listed on Schedules A and B or provided to Buyer within fifteen (15) days of execution of this Agreement shall be submitted to Buyer as soon as Seller becomes aware of such Contracts and Buyer will have fifteen (15) days from Seller's submission to notify Seller of its reasonable objections (or whether Buyer is going to assume any Material Contracts).

              (d) Notwithstanding the above to the contrary, it is acknowledged and agreed by Buyer that Buyer shall not object to any contract which (i) was incurred in the normal and ordinary course of the business by Seller; (ii) contains terms and conditions which are not materially less favorable than those which would have been available for such product or service as of the date of execution of such contract; (iii) is not between Seller and any third party affiliated with

Seller; and (iv) was approved by the Chairman of the Board, Chief Financial Officer or Chief Operating Officer of Sahara Gaming.

              (e) Seller, upon execution of this Agreement, and prior to Closing, shall not enter into any agreement or contract or incur any obligation in each case related to the Business which term or duration shall extend past the Closing Date without Buyer's written consent;

              (f) At the Closing, Seller shall assign and transfer to Buyer all of Seller's right, title and interest in and to the Contracts (and the Material Contracts Buyer has agreed to assume) and unless objected to by Buyer in accordance with Paragraph 3.1(d) Buyer agrees to assume and perform all obligations and liabilities on the part of Seller under the Contracts (and Material Contracts Buyer has agreed to assume) accruing after the Closing Date. To the extent that the assignment of any Contract is not permitted without the consent of the other party or parties to such Contract, this Agreement shall not be effective to assign such Contract if such consent is not given. Seller agrees that at the request of Buyer, Seller shall use all reasonable efforts to obtain such consent. If (i) any such consent is not obtained or (ii) if Buyer's assumption of such Contract is prohibited by law, Seller agrees, to the extent permitted by law, to undertake with Buyer to enter into a subcontract or other arrangement pursuant to which Buyer shall receive the benefits of such Contract upon Buyer's payment of the consideration provided in the Contract and assumption of the obligation to perform the same. With respect to (f)(i) above, if any Contract may only be assigned upon payment, directly or indirectly, of additional consideration, then Buyer may either (1) pay any such additional consideration whereupon Seller shall assign such Contract to Buyer or (2) elect not to assume such Contract, which shall be and remain the sole responsibility of Seller, and Buyer shall have no rights under any such Contract. In the event Buyer's assumption of any such Contract is prohibited by law, Buyer shall not be required to assume such Contract, which shall be and remain the sole responsibility of Seller's and Buyer shall have no rights under any such Contract;

              (g) For purposes of the Employee Retirement Income Security Act (ERISA), 29 U.S.C. (S)1381 et seq., Buyer and Seller hereby acknowledge that this Agreement, with respect to the sale by Seller and the purchase by Buyer, is a bona fide, arm's-length sale of assets to an unrelated purchaser. Furthermore, Buyer expressly acknowledges its obligation upon Closing to contribute to multi-employer pension plans (collectively, "Plans") to which Seller has been obligated to contribute. Buyer and Seller hereby agree that written notification shall be provided to the subject Plans of Buyer's and Seller's intention that the sale be covered by ERISA pursuant to the requirements of 29 C.F.R.
(S)2643.11(a). Buyer hereby further agrees to provide sufficient financial or other information to the Plans to demonstrate to the satisfaction of the Plans that at least one of the criteria contained in 29 C.F.R. (S)2643.12, (S)2643.13, or (S)2643.14(a) is satisfied, thereby eliminating the bond or escrow requirement of 29 U.S.C. (S)1384(a)(1)(B); provided, Buyer in its sole
                                           --------
discretion, may elect to post a bond or amount in escrow in satisfaction of 29 U.S.C. (S)1384(a)(1)(B). The cost of satisfying the bond or escrow requirement is the Buyer's responsibility. Seller hereby agrees to be secondarily liable, pursuant to 29 U.S.C. (S)1384(a)(1)(C), for its deferred withdrawal liability if Buyer withdraws from the Plans, or any single Plan, within five (5) years after the sale and does not pay its withdrawal liability.

     3.2  Assumption of Liabilities by Buyer.  At the Closing, Buyer shall
          ----------------------------------
assume and pay, perform and discharge, and indemnify and hold Seller harmless from and against, the following obligations and liabilities of Seller (hereinafter collectively referred to as "Assumed Liabilities"):

              (a) All of Seller's obligations and commitments under the Contracts (and Material Contracts Buyer has agreed to assume), arising after, and concerning the period after, the Closing Date;

              (b) With respect to progressive pool programs in which Seller participates with other gaming entities, Buyer shall assume all liability and any payments under such programs which become due and payable after the Closing Date listed on Exhibit J;

              (c) Any commitments or coupons for free or discounted accommodations, services, tickets, food or beverages issued or granted by Seller to customers or others in the ordinary course of the Business and which remain outstanding after the Closing Date and which were issued or granted pursuant to any Contract, described on Exhibit K;

              (d) Any and all claims, liabilities, loss, cost, damage or expense (including reasonable counsel fees and expenses) resulting or arising out of ownership of the Property or conduct of the Business, caused by Buyer and occurring upon the Property, after the Closing Date.

                   The assumption by Buyer of the Assumed Liabilities shall not enlarge any rights or remedies of any third party under any Contracts with Seller. Buyer shall not be prevented from contesting in good faith any of the Assumed Liabilities. Buyer agrees to indemnify, defend and hold Seller and its directors, officers, employees, agents, successors and assigns harmless from and against any and all liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and costs) pertaining to the Assumed Liabilities, except those arising from the breach of the same or conduct of Seller prior to Closing Date.

     3.3  No Other Liabilities Assumed.
          ----------------------------

              (a) Except as provided in Paragraph 3.2 with respect to the Assumed Liabilities and in Paragraph 2.1(e) with respect to the Current Liabilities, Buyer expressly disclaims responsibility for and shall not assume or be obligated to pay, perform or discharge, and Seller shall pay, perform, discharge and indemnify and hold Buyer harmless from and against, any debt, obligation, expense or liability of Seller, whether absolute or contingent, arising out of or in connection with the Property or the Business, including, without limitation, any liabilities or obligations arising out of ownership or operation of the Property or the conduct of the Business by Seller prior to the Closing Date (collectively, "Excluded Liabilities"). Seller agrees to indemnify, defend and hold Buyer and its employees, officers, agents, successors and assigns harmless from and against any and all liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to Excluded Liabilities.


                                   ARTICLE IV


4    Title to Real Property.
     ----------------------

     4.1  Title Reports and Exceptions.
          ----------------------------

              (a)  Seller shall, within fifteen (15) days of the Seller's
Board of Directors' approval, deliver to Buyer a preliminary report for an ALTA Owner's Policy from the Title Company, together with copies of all exceptions reflected in the preliminary report ("Preliminary Report") with respect to title to the Real Property, and shall cause a survey of the Property to be prepared by a registered surveyor (the "ALTA Survey"). Within ten (10) days after the receipt by Buyer of the Preliminary Report and, if later received, the Survey, Buyer shall notify Seller in writing of any "Title Objections" (which include "Survey Objections"). "Title Objection" shall mean any item or matter appearing in a Preliminary Report other than (i) inchoate statutory liens for taxes or assessments not due and payable, (ii) any such matter which does not in fact create a material impairment to the continued operation of the Business on the Real Property; (iii) liens of any and all Special Improvement Districts or special assessments by any governmental authority relating to the Real Property;
(iv) any matter approved by Buyer; or (v) any matter which is caused by, or otherwise results from the actions of, Buyer. Within ten (10) days after the receipt by Buyer of a Continuation Report (including a revised or amended survey report) from the Title Company, Buyer shall notify Seller of any Title Objections to matters not previously referenced in the Preliminary Report, Continuation Report or survey report. Each ten (10) day period shall hereinafter be referred to as the "Title Review Period". Upon termination of any applicable Title Review Period, any matter not timely listed as a Title Objection by Buyer as of such date shall be deemed approved as a Permitted Exception and not constitute a Title Objection. Seller shall have until the Closing to attempt to remove or cure any Title Objection.

              (b) If, after the date hereof, a matter is disclosed to Buyer which Buyer contends to be a Title Objection, Seller shall notify Buyer within ten (10) business days after notice from Buyer to Seller of the matter which Buyer contends to be a Title Objection, whether Seller will undertake to cure or otherwise remove such matter by the Closing. If Seller gives written notice to Buyer that Seller is unable or unwilling to cure such matter by the Closing ("Seller's Notice"), Buyer, as his sole and exclusive remedy, shall have the right and option, if such matter is a Title Objection, exercisable by written notice to Seller within ten (10) business days after Buyer has received Seller's Notice, to (i) waive same and agree to accept conveyance of the Property subject to such Title Objection at Closing with offset, reimbursement or payment or (ii) terminate this Agreement and be entitled to a refund of the Earnest Money Deposit. Should Buyer not give any notice in the ten (10) business day period referenced above, such Title Objection shall be conclusively deemed waived by Buyer and be conclusively deemed a Permitted Exception.

              (c) A Title Objection other than one involving a matter set forth in the Preliminary Report shall be deemed cured by Seller and no longer constitute a Title Objection if such matter is either removed of record by appropriate release or other instrument, removed as an exception in a Continuation Report (whether by reason of "Bonding Around" or "Insured Around") by Seller or otherwise. "Bonding Around" and "Insured Around" as used herein mean that the Title Policy shall affirmatively indemnify Buyer from and against any and all loss and liability, including litigation costs and attorneys' fees in connection therewith. All exceptions to title of the Property disclosed in the Preliminary Report or in any Continuation Report thereof which are not Title Objections, or which are waived by Buyer pursuant to this Agreement, are herein referred to as the "Permitted Exceptions", and Buyer agrees to take title to the Property at Closing subject to the Permitted Exceptions. Seller is under no obligation to initiate legal proceedings or to incur any expense to cure Title Objections, except that Seller shall remove any voluntary contractual liens created by Seller.

     4.2  Title Policy.  Except as otherwise provided in Paragraph 4.1 at the
          ------------
Closing, Seller shall deliver to Buyer at Seller's expense: (i) an ALTA Owner's Policy ("Title Policy") from Title Company or from a company satisfactory to Buyer, dated the Closing Date in the aggregate amount of Ninety Million Dollars ($90,000,000) insuring Buyer as owner of fee title to the Real Property subject only to the Permitted Exceptions. The Parties agree that the Title Policy may be written on a co-insured or re-insured basis by other title insurance companies to the extent required by the Title Company. Buyer shall pay that portion of the premium expense for such Title Policy which is attributable to any special endorsements requested by Buyer. Seller shall pay that portion of the premium expense for such Title Policy which is attributable to any special endorsements requested by Seller. Following Closing, Buyer's sole recourse in the event of any claim or impediment to title to the Real Property shall be under and pursuant to the Title Policy unless said claim or impediment to title arises from the intentional or willful acts, actions, or conduct of Seller.


                                   ARTICLE V

5    Representations and Warranties.
     ------------------------------

     5.1   Seller's Representations and Warranties.  Seller represents and
           ---------------------------------------
warrants to Buyer that:

              (a)  Due Organization.  Seller is a corporation duly organized,
                   ----------------
validly existing, in good standing and duly qualified to do business under the laws of the State of Nevada, and upon receiving the approval of this Agreement by its Board of Directors, shall have all requisite corporate power and authority to enter into, perform and carry out all of its duties and obligations in the transactions contemplated by this Agreement;

              (b)  Binding Effect.  This Agreement, subject to the approval of
                   --------------
Seller's Board of Directors, and the other documents to be delivered on the part of Seller pursuant hereto are (or will be when executed and delivered pursuant hereto) legal, valid and binding obligations of Seller enforceable in accordance with their terms;

              (c)  Notices and Approvals; No Violation of Agreement.  Except
                   ------------------------------------------------
for the notice specified in Paragraph 7.4, the consent of holders of certain indebtedness of Seller and certain of Seller's affiliates, the approval of this Agreement by Seller's Board of Directors, the consents which may be required to permit assignment to Buyer of certain of the Contracts or leases and the consent of Hart-Scott-Rodino, (i) no notice to, or approval or consent of, any court or governmental authority or other person or entity is required in connection with the execution, delivery and performance of this Agreement by Seller and (ii) neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated thereunder, nor compliance by Seller with any of the provisions thereof, will (1) conflict with any provision of Seller's certificate of incorporation or bylaws, or (2) violate, conflict with, result in a breach of or constitute a default under or pursuant to any statute, agreement, judicial or administrative order, injunction, award, judgment or decree to which Seller is a party or by which Seller is bound, which violation, conflict, breach or default in the case of (1) or (2) above would have a material adverse effect on the Property or Business;

              (d)  Compliance with Laws.  To Seller's knowledge, Seller is in
                   --------------------
compliance with the requirements of all laws, rules, regulations, licenses, permits, orders, judgments and decrees of federal, state or local judicial or governmental authorities ("Regulations") that are applicable to ownership or operation of the Property and the Business conducted thereon, where any such noncompliance would have a materially adverse affect on the Business or the Property;

              (e)  Contracts.
                   ---------

                   (i) With respect to Material Contracts, to the best of Seller's knowledge and as of the date of execution of this Agreement, there are no Material Contracts other than those set forth on Schedule A hereto or to be provided pursuant to Paragraph 3.1. Except as provided in Schedule A or otherwise disclosed to Buyer in writing, all Material Contracts are in full force and effect (except any such Material Contract which expires by its terms or is terminated by Seller prior to the Closing Date), Seller has paid all amounts due thereunder and satisfied all other material obligations accrued thereunder and Seller has not received any written notice of default in any material respect thereunder and no event has occurred that with the passage of time or the giving of notice, or both, will constitute a default in any material respect thereunder (other than any default which may result from the failure or inability of Seller to obtain the consents of certain parties to the assignment to Buyer of certain of the Material Contracts). Other than as disclosed by Seller to Buyer in writing prior to the Closing Date, no other party is in default in any material respect under any Material Contract.

                   (ii) With respect to Contracts, to the best of Seller's knowledge and as of the date of execution of this Agreement, there are no Contracts other than those set forth on Schedule B hereto or to be provided pursuant to Paragraph 3.1(b). Except as provided in Schedule B or otherwise disclosed to Buyer in writing, all Contracts are in full force and effect (except any such Contract which expires by its terms or is terminated by Seller prior to the Closing Date), Seller has paid all amounts due thereunder and satisfied all other material obligations accrued thereunder and Seller has not received any written notice of default in any material respect thereunder and no event has occurred that with the passage of time or the giving of notice, or both, will constitute a default in any material respect thereunder (other than any default which may result from the failure or inability of Seller to obtain the consents of certain parties to the assignment to Buyer of certain of the Contracts). Other than as disclosed by Seller to Buyer in writing prior to the Closing Date, no other party is in default in any material respect under any Contract;

              (f)  Litigation.  On the date hereof, Seller is not a party to
                   ----------
any legal or governmental actions, claims, suits, administrative or other proceedings or investigations before or by any governmental department, commission, board, regulatory authority, bureau or agency, whether foreign, federal, state or municipal, or any court, arbitrator or grand jury which would prevent or materially interfere with the consummation of the transactions contemplated by this Agreement or which, individually or in the aggregate, if resolved against Seller would impair or interfere in any material respect with the ownership of the Property by Buyer or operation by Buyer of the Business. Except as to those matters as set forth in Exhibit L, to Seller's knowledge no additional such proceedings are threatened or contemplated by any governmental authority or any other person or entity;

              (g)  Employees, Officers and Directors: Employment and Similar
                   ---------------------------------------------------------
Contracts: Benefits.  Seller provides medical, dental and other insurance and
- -------------------
employee benefit arrangements (e.g., Seller's 401(k) deferred compensation program) for Seller's employees engaged in the Business as described on Exhibit M ("Employee Benefits") (which are either not assumable or are not being assumed by Buyer). With the exception of Employee Benefits and contracts and covenants, if any, as are implied at law between an employer and employee under applicable laws or are terminable at the will of the employer, Seller is neither a party to, nor has any express or implied obligations, with respect to any of the following instances which relate to employees engaged in the Business and will be in effect after the Termination Date:

                   (i) Agreement, contract or commitment with any employee, officer, director, agent, consultant, advisor, property manager or other person engaged in the Business;

                   (ii) Agreement, contract or arrangement providing for the payment of any wages, incentive compensation, raise, bonus or commission or containing any deferred compensation or severance or termination pay liabilities or obligations; or

                   (iii) Pension, profit-sharing, retirement, group life insurance, hospitalization insurance, or other employee benefit or welfare plan, agreement or arrangement.

              (h)  Eminent Domain or Other Proceedings.  Seller has received
                   -----------------------------------
no written or oral notice of any initiated or pending condemnation or eminent domain proceedings, or contemplated sales in lieu thereof, involving a partial or total taking of any of the Property, nor has Seller received written or oral notice of any zoning or special assessment proceedings affecting the Real Property;

              (i)  Properties.  On the Closing Date, Seller shall have good and
                   ----------
indefeasible title to all of the Property, and other than the Real Property, as to which Buyer shall look solely to the Title Policy and matters set forth in
Article 4 hereof, free and clear of any and all liens, security interests, mortgages, pledges, claims, options, leases, imperfections of title, easements, or other encumbrances or rights of third parties except only for (1) liens for current taxes which are not delinquent and other constitutional or statutory inchoate liens; (2) such minor imperfections of title as do not either individually or in the aggregate materially adversely affect use of the Property in the conduct of the Business, or materially detract from the value of such Property or Business; and (3) claims based upon or included in the Assumed Liabilities (such excepted items being herein collectively referred to as "Permitted Encumbrances");

              (j)  Leases.  Attached hereto as Exhibit N is a list of all
                   ------
leases and licenses existing on the date of execution of this Agreement pursuant to which any third party has the right to occupy any portion of the Real Property (said lease or license, including all amendments and modifications thereto, being called individually a "Lease" and collectively "Leases", and the tenant, occupant or licensee thereunder being called a "Tenant" and collectively "Tenants"). The Leases are without default in any material respect by Seller, and there exists no event, occurrence or condition which (with notice or lapse of time or both) would constitute a default in any material respect by Seller under any such Lease and, to Seller's knowledge (except as otherwise disclosed to Buyer in writing) are without default in any material respect by any other party thereto. Seller shall provide Buyer with a true, correct and complete copy of each such Lease, including all amendments and modifications thereto. If Seller shall deliver to Buyer an estoppel certificate to be approved by the Buyer for each Tenant under each lease executed by such Tenant not more than ninety (90) days prior to the Closing Date, Seller shall be released of any liability for breach of this Paragraph 5.1(j) with respect to such Lease to the extent the matter in dispute is the subject of such an estoppel certificate;

              (k)  Insurance.  Seller shall provide Buyer with a correct and
                   ---------
complete list of all policies of fire and liability coverage and other forms of insurance described in Exhibit O and maintained by Seller on the date of execution of this Agreement relating to ownership of the Property or the operation of the Business;

              (l)  Condition.  On the date hereof, Seller has no knowledge of
                   ---------
any condition which would have a material adverse effect on the Property or the Business;

              (m)  Hazardous Waste.  With the exception of the terms noted in
                   ---------------
environmental review and reports and remedial work performed on the Real Property in connection with the issuance of indebtedness to Seller and affiliates of Seller in 1989, to the best of the Seller's knowledge, there is no contamination, hazardous waste or toxic substance in existence on or below the surface of the Real Property, including, without limitation, asbestos in or on the Real Property, PCB's in any transformer or other equipment located in or on the Real Property, contamination of the soil, sub-soil or ground water or any use or storage of hazardous waste material on the Real Property, which constitutes a violation of any law, rule or regulation or standard of any governmental entity having jurisdiction thereof. If Buyer determines a violation or potential violation exists, Buyer shall notify Seller of the violations or potential violations and may elect to terminate this Agreement, unless Seller is able to remedy or remove the cause for such violation or potential violation prior to Closing. In the event Buyer terminates this Agreement, the Deposit shall be returned to the Buyer without further obligation or liability. If Buyer does not terminate this Agreement Seller shall promptly and thoroughly perform any and all remedial work prescribed by a consultant mutually agreed upon by the Parties (the "Consultant") and any applicable governmental agency or official to bring the property into compliance with any and all applicable law, rule, regulation, or standard of any governmental entity ("Remedial Work"). Upon receipt by Seller of the Consultant's report identifying the necessary Remedial Work to be completed ("Consultant's Report") Seller shall attempt to complete the Remedial Work to Buyer's reasonable satisfaction prior to the Closing date. Notwithstanding the foregoing, if the cost to complete the Remedial Work, as reasonably estimated by the Consultant, exceeds One Hundred Thousand Dollars ($100,000), Seller may elect not to perform the Remedial Work by delivering written notice to the Buyer within fifteen days after Seller's receipt of Consultant's Report. Upon receipt of Seller's notice, Buyer shall have the right to elect, within fifteen days thereof to: (a) terminate this Agreement and in such event the Title Company shall return the Deposit to the Buyer; or (b) cause the sale of the property to be completed pursuant to this Agreement without Seller performing the Remedial Work but with a reduction of the Purchase Price in the amount of the reasonable costs and expenses to perform and complete the Remedial Work.

              (n)  Reports.  With the exception of the reports referenced in
                   -------
Paragraph 5.1(m) above and attached hereto as Exhibit P, to the best of the Seller's knowledge, there exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or hazardous substance investigation made with respect to all or any portion of the Assets (whether or not prepared by experts and whether or not in the possession of Seller).

              (o)  Zoning.  To the best of the Seller's knowledge, the Real
                   ------
Property is currently zoned to permit all of its present uses.

              (p)  Affiliated Parties.  Except as Noted in Exhibit Q, attached
                   ------------------
hereto and incorporated herein by reference, no officer, director or employee whose annual compensation exceeds Thirty Thousand Dollars ($30,000) or consultant receiving fees at an annual rate of Twenty Thousand Dollars ($20,000), or Seller, or affiliate of the foregoing, to Seller's knowledge (i) owns, directly or indirectly any interest in, or is an officer, director, consultant, agent or employee of any corporation, firm, association or other business, entity or organization which is a competitor, lessor, lessee, lender, borrower, customer, supplier or distributor of Seller or any subsidiary or (ii) owns, directly or indirectly, in whole or in part, any property, asset, permit, license or secret or confidential information which Seller is using or the use of which is necessary, desirable or material for the conduct of the Business. Any such transaction involving Seller or any subsidiary on the one hand, and any such person or entity on the other, which are required in accordance with generally accepted accounting principles to be reflected in the financial statements of Seller have been so reflected. Each such transaction has taken place at prices, interest rates, charges and other terms that are substantially the same as those that would have been paid or incurred in similar transactions involving Seller, or any subsidiary, as the case may be, and unaffiliated parties.

     5.2  Buyer's Representation and Warranties.  Buyer hereby represents and
          -------------------------------------
warrants to Seller that:

              (a)  Due Organization.  Buyer is a corporation duly organized,
                   ----------------
validly existing, in good standing and duly qualified to do business under the laws of the State of Nevada, and has all requisite corporate power and authority to enter into, perform and carry out all of its duties and obligations in the transactions contemplated by this Agreement;

              (b)  Binding Effect.  This Agreement and the other documents to
                   --------------
be delivered on the part of Buyer pursuant hereto are (or will be when executed and delivered pursuant hereto) legal, valid and binding obligations of Buyer enforceable in accordance with their terms;

              (c)  Notices and Approvals, No Violation of Agreements.  Except
                   -------------------------------------------------
for the notices specified in Paragraphs 7.3 and 7.6 hereto: (i) no notice to, or approval or consent of, any court or governmental authority or other person or entity is required in connection with the execution, delivery and performance of this Agreement by Buyer; and (ii) neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereunder, nor compliance by Buyer with any of the provisions hereof, will violate, conflict with, result in a breach of or constitute a default under or pursuant to any statute, agreement, judicial or administrative order, injunction, award, judgment or decree to which Buyer is a party by which it is bound, which violation, conflict, breach or default would have a material adverse effect on the assets, business or financial condition of Buyer;

              (d)  Litigation.  Except for the matters set forth on Exhibit R
                   ----------
hereto, Buyer is not a party to any legal governmental actions, claims, suits, administrative or other proceedings or investigations before or by any governmental department, commission, board, regulatory authority, bureau or agency, whether foreign, federal, state or municipal, or any court, arbitrator or grand jury which would either (i) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, or (ii) if decided adversely to Buyer, have a material adverse effect upon the assets, business or financial condition of Buyer. To the best of Buyer's knowledge, no such proceedings are threatened or contemplated by any governmental authority or any other person or entity.


                                   ARTICLE VI

6    Condition of the Property; Access and Observers; Independent Investigation.
     --------------------------------------------------------------------------

     6.1  Access and Observers.  After the date hereof and prior to Closing,
          --------------------
Seller shall give Buyer, or its designated agents, access during normal business hours to the Property and to the books and records relating thereto and shall furnish Buyer during such period with such information in Seller's possession concerning the Property and its operation as Buyer may reasonably request; provided, that (a) such access and the furnishing of such information shall not
- --------
interfere with Seller's normal business activities and (b) Buyer shall be accompanied by, or make requests for information through, those personnel designated by Seller to Buyer in writing. To the extent permitted by applicable Nevada gaming laws, Buyer will have the right, prior to Closing and at such times and in such manner as shall be reasonably specified by Seller, to place its agents on the Real Property for the purpose of observing the conduct of Seller's Business. Buyer agrees that such agents shall not interfere with the normal operation of the Business prior to Closing. Buyer hereby waives any and all claims, demands or causes of action for personal injury or property damage which Buyer, its directors, officers, employees and agents may have by reason of entering onto the Real Property (except for those acts arising from Seller's negligence), and Buyer indemnifies and holds Seller, its directors, officers, employees, agents and guests harmless from any and all claims, liabilities, loss, cost, damage or expense (including reasonable attorneys' fees and expenses) arising out of any activities of Buyer, its agents, employees, representatives or contractors upon the Property, or in connection with exercise by Buyer of its rights in this Paragraph 6.1, except for those acts arising from Seller's negligence.

     6.2  Inspections.  In making the decision to enter into this Agreement and
          -----------
to consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent investigation of Seller's Business and Property and upon the express representations, warranties and covenants in this Agreement. Without diminishing the scope of the express representations, warranties and covenants of Seller in this Agreement and without affecting or impairing Buyer's right to rely thereon, Buyer acknowledges that Seller has not made, and SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, RELATING TO THE CONDITION OF THE PROPERTY (INCLUDING WITHOUT LIMITATION ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) AND FURTHER, BUYER ACCEPTS ALL THE PROPERTY IN ITS "AS IS, WHERE IS" CONDITION.

     6.3  Maintenance of Property.  Notwithstanding anything in this Agreement
          -----------------------
to the contrary, Seller shall be responsible for all costs prior to the Closing Date, if any, associated with maintaining applicable compliance with Clark County Building Code and any other State and Federal law, rule and/or regulation, including the "Americans With Disability Act" for the property, as if said property were not the subject of any sale.


                                  ARTICLE VII

7    Conditions Precedent to Closing and Covenants
     ---------------------------------------------

     7.1  Buyer's Conditions.  The obligations of Buyer to purchase the Property
          ------------------
and to make payment of the remaining balance of the Purchase Price at the Closing are subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any one or more of which may be waived in writing by Buyer):

              (a) All terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with and performed in all material respects, and all of the representations and warranties of Seller contained in Paragraph 5.1 shall be true on the Closing Date as if made on and as of such date, except as any of such representations and warranties may be affected by actions taken pursuant to or in compliance with this Agreement (including, but not by way of limitation, the provisions of Paragraph 10.3 hereof), and Seller shall have delivered to Buyer a certificate, executed by the President or an Executive Vice-President of Seller and dated as of the Closing, to that effect;

              (b) Seller shall have delivered to Buyer the instruments, documents, certificates, opinions and other matters described in Paragraph 11.2;

              (c) Buyer shall have obtained the licenses from and/or a finding of suitability by the Nevada Gaming Authorities to enable buyer to conduct gaming at the Real Property;

              (d) The notice filing, if required under the Hart-Scott-Rodino Act, shall have been complied with and all waiting periods required thereby shall have expired; and

              (e) The Wet'N Wild Sale and Exchange Transaction shall close escrow simultaneously with or prior to the Closing of this transaction on or before the Closing Date.

     7.2  Seller's Conditions.  The obligation of Seller to deliver the Property
          -------------------
to Buyer at the Closing is subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any one or more of which may be waived in writing by Seller):

              (a) The consent of holders of certain indebtedness of Seller and its affiliates, and approval of this Agreement by Seller's Board of Directors within forty-five (45) days of the execution of this Agreement;

              (b) All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with and performed in all material respects, the representations and warranties of Buyer contained in Paragraph 5.2 shall be true on the Closing Date as if made on and as of such date except as any of such representations and warranties may be affected by actions taken pursuant to or in compliance with this Agreement, and if Buyer is a corporation, Buyer shall have delivered to Seller a certificate, executed by the President or an Executive Vice-President of Buyer and dated as of the Closing, to that effect;

              (c) Buyer shall have paid to Seller the Purchase Price as set forth in Paragraph 2.1;

              (d) Buyer shall have delivered to Seller the instruments, documents, certificates, opinions and other matters described in Paragraph 11.3;

              (e) The notice filing, if required under the Hart-Scott-Rodino Act, shall have been complied with and all waiting periods required thereby shall have expired; and

              (f) The Wet'N Wild Sale and Exchange Transaction shall close escrow simultaneously with or prior to the Closing of this transaction on or before the Closing Date.

     7.3  Hart-Scott-Rodino Filing.  If the transaction contemplated herein is
          ------------------------
determined to be subject to the notification requirements of (S)7 of the Clayton Act, 15 U.S.C. (S)18A and the Rules promulgated thereunder as set forth in Chapter 16 CFR (S)(S)801 and 803, as amended ("Hart-Scott Act"), Buyer and Seller will file the respective reports required of them under the Hart-Scott Act, and the regulations thereunder as soon as possible (and in no event later than fifteen (15) days after approval of this Agreement by Seller's Board of Directors). The Parties agree to use their best efforts to satisfy any requests for additional information or other requirements imposed by the Federal Trade Commission or the Department of Justice in connection with the transactions contemplated by this Agreement and to request early termination of any waiting period imposed by statute.

     7.4  Workers Adjustment and Retraining Notification Act.  The Parties
          --------------------------------------------------
acknowledge and agree that Seller will take all reasonable steps to comply with the requirements of the Workers Adjustment and Retraining Notification Act (29 U.S.C. (S)2101 et seq.).

     7.5  Cooperation.  Each party shall make or file all other required
          -----------
notifications and use all reasonable effort to obtain all consents, approvals and authorizations which must be obtained by such party in order to consummate the transactions contemplated hereby. Each party shall render the other its full and complete cooperation in giving such notices or obtaining such consents, approvals and authorizations; provided, however, that neither party shall be
                              --------  -------
required to incur any cost or expense in giving any notice or obtaining any consent, approval or authorization which the other party is required to give or obtain pursuant to the terms hereof. Each party covenants and agrees promptly to furnish to the other all information and data in the furnishing party's possession requested in writing by the requesting party which is reasonable and necessary in order to assist the requesting party to give the necessary notices or secure any permits, licenses and approvals required in connection with the Business.

     7.6  Gaming Licenses.  Within thirty (30) days after execution of this
          ---------------
Agreement by Seller's Board of Directors, Buyer covenants and agrees to submit to the Nevada Gaming Control Board, Nevada Gaming Commission and, within a reasonable time thereafter, the Clark County Liquor and Gaming Licensing Board its application for licensing of all persons or entities who, as of the date hereof, would be required to be licensed under applicable Nevada gaming laws and regulations, which application, when filed, shall, to the best of Buyer's knowledge, be complete in all material respects. Buyer covenants and agrees not to knowingly submit for licensing any person or entity who Buyer reasonably believes is unable or unwilling to qualify for and obtain whatever licenses or finding of suitability that may be required of such person by the Nevada Gaming Authorities. Following submission of such application, Buyer covenants and agrees to use its best efforts and pursue diligently obtaining the licenses from and/or a finding of suitability by the Nevada Gaming Authorities and to provide the data reasonably requested by such Authorities in order to obtain such licenses and/or finding of suitability as soon as reasonably possible after the execution hereof.

                                  ARTICLE VIII

8    Conduct of Business
     -------------------

     8.1 Seller covenants and agrees that, after the execution hereof and prior to Closing (unless Buyer consents in writing otherwise):

              (a) Seller will conduct the Business at the Property in the ordinary course and will use all reasonable efforts to preserve its relationships with suppliers, customers and others having relationships with Seller pertaining to the Business;

              (b) Seller will make such repairs and replacements and perform such maintenance operations as are necessary to maintain and keep the Property in substantially the same repair, working order and condition as such Property is in on the date hereof (reasonable wear and tear and damage from fire or other casualty excepted), and will not commit to make any capital expenditure relating to the Property which would be required to be paid or assumed by Buyer after Closing;

              (c)  Seller will not voluntarily sell or otherwise dispose of
(i) any Real Property; or (ii) any other Property, except in the ordinary course of business as previously conducted. To the extent Seller sells or disposes of any Property other than Real Property, Seller shall replace same with a similar item or a suitable alternative therefor;

              (d) Seller will maintain in full force and effect its existing insurance covering the improvements on the Property and the contents thereof. Buyer acknowledges that such insurance coverages are not assumable by Buyer. At the request of Buyer and at Buyer's sole cost and expense (which shall be paid or secured in advance to the reasonable satisfaction of Seller), the amount of insurance against fire and other casualties which, at the date of this Agreement, Seller carries on the Real Property, shall be increased by such amount or amounts as Buyer shall reasonably specify to Seller in writing;

              (e) Seller will not terminate (other than for cause) or waive any rights under any Material Contract Buyer has agreed to assume or any Contract to be assigned to and assumed by Buyer hereunder;

              (f) Unless diligently contested in good faith (such contest shall not delay the Closing) Seller shall promptly comply with any and all notices of violation of laws, federal, state, municipal or county ordinances, regulations, orders or requirements of departments of housing, building, fire, or other federal, state, municipal or county departments or other governmental authorities having jurisdiction over the Property or the use or operation thereof;

              (g) Seller shall promptly disclose in writing to Buyer any change in any facts or circumstances which would make any of the Representations inaccurate, incomplete or misleading to the detriment of Buyer;

              (h) From the date hereof through and including the Closing, except as expressly provided herein or with Buyer's written consent, Seller shall not (1) mortgage, pledge, or subject to lien, encumbrance or charge any of the assets being purchased by Buyer ("Assets"); (ii) sell or transfer any of the Assets; (iii) permit any damage, destruction or loss (whether or not covered by insurance) which would materially and adversely affect the Assets; or (iv) waive any material rights with respect to the Assets.

              (i) All federal and state tax returns and reports of Seller for the Business required by law to be filed have been and will be duly filed on a timely basis (subject to timely and properly filed extensions), and all federal, state and other material taxes, assessments, fees and other governmental charges with respect to the Assets or the Business which are due and payable, have been and will be paid on a timely basis.

              (j) Other than (i) for customary review and wage increases for Seller's employees consistent with historical practices of Seller, and (ii) for commitments which arise by Seller's hiring of employees in the ordinary course of the Business. Seller shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan, current practice or arrangement. No employee agreement between Seller and any labor unions, employee representative or groups of employees ("Represented Employee Agreement") which results from the renegotiation of any prior Represented Employee Agreement between the date hereof and the Closing Date (the "Renegotiated Agreements") or other Represented Employee Agreement which relates to the Business shall be entered into; provided, however, that Seller may enter into Renegotiated Agreements if the same shall generally be no less favorable to the Business than those pertaining to the other hotel-casinos of comparable size, status and character in the metropolitan

Las Vegas area, Seller provides Buyer with notice prior to entering into such Renegotiated Agreements and, after receipt of such notice, Buyer approves, in writing, the terms of the Renegotiated Agreements and Seller will take all actions necessary to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

              (k) Seller shall not make any representation to any employee of Seller that is inconsistent with or contrary to the provisions of this Agreement.

                                   ARTICLE IX

9    Risk of Loss
     ------------

     9.1  Risk of Loss.  In the event of material destruction or damage of any
          ------------
buildings or other improvements located on the Real Property or the condemnation of a material portion of the Real Property (as such terms are defined in Paragraph 9.2 hereof) prior to Closing, Seller shall, at its election in its sole discretion, either (a) upon providing Buyer with a description thereof, repair such damage and destruction at Seller's expense prior to Closing or (b) promptly notify Buyer of the damage or destruction and Seller's inability or decision not to repair it. Within ten (10) days after receipt by Buyer of Seller's notification of its inability or decision not to repair, Buyer shall have the right to notify Seller of Buyer's election to terminate this Agreement or Buyer's election to offset and reduce the purchase price by an amount not to exceed the cost of repairing such damage or destruction. If any destruction, damage or condemnation of any building or other improvement on the Real Property is not material, or if such destruction, damage or condemnation is material and unrepaired by Seller prior to Closing but Buyer does not elect to terminate this Agreement as hereinabove provided, Buyer shall be entitled to a credit against the Purchase Price of an amount equal to the cost to replace or repair the property by reason of such damage, destruction, or condemnation (to the extent such funds have not been expended on, or committed to, the repair or restoration of such damaged, destroyed or condemned property by the

Seller), a sale of the Property shall otherwise be consummated as though such destruction, damage or condemnation (except for necessary changes in matters relative to title set forth in the Title Policy and Deed resulting from any condemnation) had not occurred.

     9.2  Material Loss.  For the purposes of Paragraph 9.1 hereof, "material
          -------------
destruction or damage" shall be deemed to have occurred if the damage is such that it may be reasonably expected to prevent or materially and adversely affect the conduct of gaming operations, or operation of the Business, for a period in excess of sixty (60) days, or result in an uninsured loss in excess of One Hundred Thousand Dollars ($100,000.00) for which Seller is unwilling to assume responsibility. In the case of condemnation, for purposes of Paragraph 9.1 hereof, the affected Real Property shall be deemed to be a "material portion of the Real Property" if such condemnation may be reasonably expected to interfere with the operation of the Business as presently being conducted or the ability of Buyer to further develop a portion of the Real Property for hotel/casino purposes.

     9.3  Uniform Act.  This Article IX is intended as an express provision with
          -----------
respect to destruction and condemnation which supersedes the provisions of the Nevada Uniform Vendor and Purchaser Risk Act.


                                   ARTICLE X

10   Termination; Remedies
     ---------------------

     10.1  Termination.  Subject to the provisions of Paragraphs 10.2 and 10.3
           -----------
hereof, this Agreement may be terminated at any time prior to Closing by:

              (a) The mutual consent of Seller and Buyer in which case Buyer shall be entitled to receive the Earnest Money Deposit described in Paragraph 2.2;

              (b) Seller or Buyer, on or at any time after nine months from the Date of this Agreement, if the Closing or the transactions contemplated hereunder shall not have occurred by such date for any reason wherein, other than in the event of Buyer's breach of this Agreement, Buyer shall be entitled to a refund of the Earnest Money Deposit, provided, however, that at the request of Buyer, this time period shall be extended for an additional (3) three months upon Buyer releasing the Earnest Money Deposit to Seller. If the Closing occurs within such three month extended period, the Earnest Money Deposit shall be applied to the Purchase Price; otherwise, this Agreement shall be deemed to be terminated and the Earnest Money Deposit shall be retained unconditionally by Seller;

              (c) Seller, at any time on or prior to the Closing Date, if any of the representations or warranties of Buyer contained herein shall prove to be inaccurate or incomplete in any material respect or Buyer shall materially breach any covenant or other obligation imposed on it pursuant to this Agreement. If termination occurs pursuant to this Paragraph 10.1(c), Seller shall be entitled to the Earnest Money Deposit.

              (d)  Seller, at any time on or prior to the Closing Date, if
(i) the conditions set forth in Paragraph 7.2 hereof shall not have been met by the Closing Date or (ii) the Exchange Transaction cannot close escrow simultaneously with or prior to the Closing of the transaction contemplated in this Agreement;

              (e)  Buyer, at any time on or prior to the Closing Date, if
(i) any of the representations or warranties of Seller contained herein shall prove to be inaccurate or incomplete in any material respect, or Seller shall materially breach any covenant or other obligation imposed on it pursuant to this Agreement, or (ii) if the conditions set forth in Paragraph 7.1 hereof shall not have been met by the Closing Date; or (iii) under the circumstances described in Paragraphs 4.1, 9.1, and 10.3 hereof. If termination occurs pursuant to Paragraphs 10.1(d) or (e), Buyer shall be entitled to a refund of the Earnest Money Deposit.

     10.2  Effect of Termination.  Except for any obligations of a party accrued
           ---------------------
as of the effective time of any termination or as otherwise expressly provided in this Agreement, in the event of termination of this Agreement, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Buyer and Seller further agree as follows:

              (a) If this Agreement has been terminated by a party under circumstances in which the other party has willfully or in bad faith failed to satisfy a covenant or condition to Closing ("Defaulting Party"), the Defaulting Party shall be and remain liable for any and all liability, loss, cost, damage and expense which does or may result from such action and the resulting failure or inability to consummate the transactions contemplated by this Agreement;

              (b) If the Exchange Transaction has closed escrow prior to the Closing of the transaction contemplated by this Agreement and this Agreement is terminated for any reason, Buyer shall have the option for thirty (30) days from the date this Agreement terminates ("Buyer's Option Period") to sell, transfer and convey all of its right, title and interest in and to the Sahara Parcel to Seller pursuant to the terms and conditions set forth below. If Buyer does not exercise Buyer's Option in writing to Seller ("Buyer's Notice to Sell") within Buyer's Option Period, Seller shall have the option for thirty (30) days from the expiration of Buyer's Option Period ("Seller's Option Period") in writing to Buyer ("Seller's Notice to Purchase") to purchase from Buyer all of Buyer's right, title and interest in and to the Sahara Parcel pursuant to the terms and conditions set forth below ("Seller's Option"). The purchase and Sale of the Sahara Parcel pursuant to either Buyer's Option or Seller's Option shall hereinafter be referred to as the "Sahara Parcel Transaction").

              (c) If Buyer exercises Buyer's Option or Seller exercises Seller's Option, Seller shall purchase the Sahara Parcel from Buyer and Buyer shall sell the Sahara Parcel to Seller for the purchase price of Twenty One Million Five Hundred Four Thousand Four Hundred Dollars ($21,504,400) and subject to the same leases, encumbrances and permitted exceptions which Buyer received title to the Sahara Parcel as set forth in the Exchange Agreement. Within ten (10) days of receipt by Seller of Buyer's Notice to Sell or by Buyer of Seller's Notice to Purchase, as the case may be, the Parties shall begin to negotiate any necessary additional terms to consummate the Sahara Parcel Transaction, and escrow shall close on the Sahara Parcel Transaction, unless extended in writing with the mutual agreement of the Parties, within ninety (90) days of termination of this Agreement.

              (d) The provisions of this Paragraph 10.2 shall survive any termination of this Agreement.

     10.3  Notice of Seller's Breach; Right to Cure.
           ----------------------------------------

              (a) If at any time between the date hereof and the Closing Date, Buyer becomes aware of any fact or circumstances which leads Buyer to believe that any representation or warranty made by Seller hereunder either was inaccurate in a material respect when made or will be inaccurate in a material respect as of the Closing Date, or that any covenant or condition of Seller cannot be performed by Seller in a material respect on or before the Closing date (any such inaccuracy or inability being herein referred to as a "Noncompliance Matter", but excluding any representation, warranty, covenant or condition pertaining to title to Real Property, which matters are treated exclusively in Article IV of this Agreement), the Buyer shall give prompt written notice to the Seller, which notice shall set forth in reasonable detail the asserted Noncompliance Matter on the part of Seller. Seller shall have the right at its option (but shall not be obligated) either to (i) cure such Noncompliance Matter or (ii) reduce or grant a credit against the Purchase Price in an amount required to cure such Noncompliance Matter, in which event such Noncompliance Matter shall not constitute a default hereunder. In the event that Seller shall on or prior to Closing correct any Noncompliance Matter or grant a credit against the Purchase Price as aforesaid, Buyer may not subsequently terminate or decline to consummate this Agreement on the grounds of the inaccuracy of the representation or warranty or failure of the covenant or condition, nor shall Buyer have any rights to recover damages by reason thereof;

              (b) If the Noncompliance Matter is one which is not a liquidated claim which can be discharged by the payment of money alone ("Unliquidated Noncompliance Matter"), Seller shall have the right (but shall not be obligated) to undertake to cure and remove same prior to Closing or, if Seller is unable (or unwilling to state that Seller will be able to do so) Seller shall have the sole right and option, based upon its evaluation of the asserted Unliquidated Noncompliance Matter, to determine whether Seller will agree to indemnify Buyer against any claim, liability, loss, cost, damage or expense (including reasonable attorneys' fees and expenses) which is the direct and proximate result of the Unliquidated Noncompliance Matter in question, in which event:

                   (i) If Seller will agree to indemnify Buyer as aforesaid with respect to such Unliquidated Noncompliance Matter, then Buyer shall be obligated to consummate the transactions contemplated by this Agreement unless such Unliquidated Noncompliance Matter can reasonably be expected to have a materially adverse effect on the Property or operation of the Business. Any indemnification instrument shall exclude any liability on the part of Seller for any special or consequential damages, and otherwise shall be in form mutually agreed by Seller and Buyer.

                   (ii) If either (1) Seller will not agree to indemnify Buyer as aforesaid in connection with such Unliquidated Noncompliance Matter or (2) such Unliquidated Noncompliance Matter can reasonably be expected to have a materially adverse effect on the Property or operation of the Business, Buyer shall have the right and option either to (A) waive such Unliquidated Noncompliance Matter and proceed with Closing without credit against the Purchase price or (B) terminate this Agreement;

                   (iii) If prior to Closing a dispute arises between the parties hereto as to (1) whether any matter asserted is a Noncompliance Matter or Unliquidated Noncompliance Matter; (2) the cost to correct any Noncompliance Matter; or (3) whether any Unliquidated

Noncompliance Matter can reasonably be expected to have a materially adverse effect on the Property or operation of the Business, such dispute shall be resolved by final and binding arbitration in accordance with the provisions of the Nevada Uniform Arbitration Act, Nev. Rev. Stat. Section 38.015 et seq.
                                                                   -------
("Arbitration Act").

     10.4  Specific Performance.  Buyer and Seller each acknowledge that the
           --------------------
transactions contemplated by this Agreement are unique and there may be no adequate remedy at law if Seller fails to perform any of its obligations hereunder. In addition to any other rights or remedies Buyer may have, Buyer shall have the right to obtain specific performance of the obligations of Seller hereunder.


                                   ARTICLE XI

11   Closing
     -------

     11.1  Closing.  (a) Unless extended as permitted in this Agreement, the
           -------
closing ("Closing") shall be held at the offices of Title Company, on the later to occur of the tenth (10th) day after Buyer obtains the licenses from and/or a finding of suitability by the Nevada Gaming Authorities to enable Buyer to conduct gaming on the Real Property, or the first day of October, 1995. The parties may mutually agree that the Closing shall take place at such other time and place in metropolitan Las Vegas, Nevada as the parties may agree (the actual date of Closing being herein referred to as the "Closing Date").

              (b) The Parties acknowledge and agree that the Wet'N Wild Sale must close escrow on or before October 31, 1995, and that the intent of the Parties hereto is that the transactions contemplated in the Wet'N Wild Agreement, the Exchange Transaction and this Agreement be closed simultaneously on or prior to October 31, 1995, but not prior to October 1, 1995.

     Notwithstanding the foregoing to the contrary, if the transaction contemplated by this Agreement cannot close escrow on or before October 31, 1995, the Parties acknowledge and agree that the transfer and exchange of the Sahara Parcel for the Wet'N Wild Parcel as contemplated in the Exchange Agreement shall close escrow on or prior to October 31, 1995, but not prior to October 1, 1995. During the period of time in between the close of escrow of the Exchange Agreement and the Closing of the transaction contemplated by this Agreement (the "Interim Period"), Buyer as lessor shall receive all rents from the leasehold interest referenced in the Exchange Agreement and Seller shall: (a) maintain liability, casualty and property damage insurance coverage in the forms and amounts currently maintained on the Sahara Parcel; (b) cause Buyer to be named as an additional insured to such insurance policies; and (C) indemnify and hold Buyer harmless, for the period until Closing of this transaction or the Close of the "Sahara Parcel Transaction" as defined in Paragraph 10.2 herein, from and against all liability and damage arising out of or connected to the Sahara Parcel unless such liability or damage arises from Buyer's negligence, gross negligence, intentional or willful acts. Upon the simultaneous close of escrow of the transactions contemplated by the Wet'N Wild Agreement, Exchange Agreement and this Agreement, Seller shall cause the leasehold interest upon the Sahara Parcel to be terminated.

     11.2  Seller's Delivery.  At the Closing, Seller shall deliver to Buyer the
           -----------------
following:

              (a) A grant, bargain and sale deed ("Deed") conveying the Real Property to Buyer subject only to the Permitted Exceptions and other matters permitted under Paragraph 4.1;

              (b) A bill of sale conveying the Personal Property to Buyer, subject to no liens or encumbrances other than Permitted Encumbrances;

              (c) An assignment to Buyer of all of Seller's right, title and interest in and to the Intangible Personal Property;

              (d) An assignment to Buyer of all of Seller's right, title and interest in and to all assignable Contracts, to be effective at the Closing Date;

              (e) An assignment to Buyer of all of Seller's right, title and interest in and to the Leases to be effective at the Closing Date;

              (f) The Material Contracts and other Contracts accepted and assumed by Buyer, except to the extent previously delivered to Buyer or located at the Real Property;

              (g) All consents obtained by Seller with respect to assignment of any of the Contracts;

              (h)  The Title Policy and Reinsurance Agreements (if any);

              (i) A "non-foreign affidavit," properly executed by officers of Seller in recordable form, containing such information as shall be required by
Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended ("Code") and the applicable temporary regulations issued thereunder. In the event that final regulations shall have been issued under Section 1445(b)(2) of the Code by the Closing Date, such non-foreign affidavit shall be in the form required thereunder;

              (j) Such other agreements, notices, certificates or other instruments as are required to be delivered by Seller hereunder.

              (k) Possession of the Property shall be delivered to Buyer as of midnight on the Closing Date, to the extent applicable, the transfer of possession shall be pursuant to the closing memorandum approved by the Nevada Gaming Authorities.

              (l) On the Closing Date, authorized representatives of Buyer of Seller shall take inventory of (i) all baggage, suitcases, luggage, valises and trunks of hotel guests checked or left in the care of Seller, (ii) all luggage or other property of guests retained by Seller as security for unpaid accounts receivable, and (iii) the contents of the storage room; provided, however, that no such baggage, suitcases, luggage, valises or trunks shall be opened. Except for such of the property referred to in (ii) above, which shall be removed from the Premises by Seller on the Closing Date, all such baggage and other items shall be sealed in a manner to be agreed upon by the parties and listed in an inventory prepared and signed jointly by representatives of Buyer and Seller on the Closing Date. Buyer shall be responsible from and after said date for all baggage and other items listed in such inventory and, where the seals have been broken, for the contents thereof. Seller shall be responsible for said contents if the seals have not been broken and for all luggage or other property of guests not listed on such inventory or retained by Seller as security for unpaid accounts receivable. By conveying the Property to Buyer on the Closing Date, Seller shall be deemed, without further action, to have assigned any storage, warehouse or innkeepers liens it may have under applicable law.

              (m) Safe deposit boxes in use by customers at the Closing Date will be sealed in a reasonable manner mutually agreeable to Buyer and Seller. Representatives of both Buyer and Seller shall be given notice and an opportunity to be present when a seal is broken. Seller will have no further responsibility for seals broken without the presence of Seller's representative unless such representative fails to be present after being provided notice pursuant to this Paragraph. Buyer will have no responsibility for loss or theft from a safe deposit box whose seal was broken in the presence of Seller's representative or without the presence of such representative but after giving such representative notice as provided below. Seller will make a representative available within one (1) hour after Buyer notifies the person whom Seller will from time to time designate. At the Closing, Seller shall designate in writing its initial safe deposit representative. All safe deposit keys, combinations and records shall be delivered to Buyer at the Closing.

              (n) At the Closing, Seller and Buyer shall perform the following functions for all motor vehicles that were checked and placed in the care of
Seller: (i) mark all motor vehicles with a sticker or tape; and (ii) prepare an inventory of such items ("Inventoried Vehicles") indicating the check number applicable thereto and any damage thereto. Thereafter, Buyer shall be responsible for the Inventoried Vehicles except for damage indicated in the inventory and Seller shall be liable for claims with respect to any other vehicles.

              (o) Pursuant to and in order to comply with NRS 364A.200, 372.620, 612.695, 244.335 and 244.3352, such amounts as Buyer and Seller reasonably estimate are necessary to comply with the provisions of the above-mentioned statutes will be withheld by Title

Company out of the purchase price payable to Seller at Closing until such time as Seller furnishes Buyer or Buyer's assignee and Title Company the receipts or certificates provided for in such statutes, or if not so provided for, such evidence as Buyer or Buyer's assignee may reasonably require to assure Buyer or Buyer's assignee that the applicable obligations have been paid. If Seller does not produce such receipts or certificates within the time period provided for in such statutes, or if any lien or claim therefore is asserted against Buyer or Buyer's assignee or the property, Title Company shall pay such withheld sums to the appropriate authority. Buyer or Buyer's assignee and Seller shall execute mutual escrow instructions to carry out the provisions of this paragraph, and to authorize Title Company to deposit such withheld amounts in an interest bearing account for the benefit of Seller.

     11.3  Buyer's Delivery.  At the Closing Buyer shall deliver or cause to be
           ----------------
delivered to Seller the following:

              (a) Payment of the Purchase Price pursuant to Paragraph 2.2 hereof and any other payments to be made on the Closing Date by Buyer as provided in this Agreement;

              (b) An instrument evidencing assumption by Buyer of the Assumed Liabilities effective as of the Closing Date;

              (c) Such other agreements, notices, certificates and other instruments as are required to be delivered by Buyer hereunder.

     11.4  Approval of Closing Documents.  All certificates, instruments,
           -----------------------------
documents and agreements to be executed and delivered at Closing shall be in form and substance reasonably acceptable to and approved by the parties and their counsel.

     11.5  Possession.  Possession of the Property shall be delivered to Buyer
           ----------
at Closing.

     11.6  No Merger.  None of the covenants and agreements of Buyer and Seller,
           ---------
as the case may be, contained in this Agreement shall merge with any deed or conveyance, and such covenants and agreements shall survive the Closing and shall continue in full force and effect until such time, if any, as provided in such covenant or agreement or otherwise limited by law.


                                  ARTICLE XII

12   Post Closing Covenants
     ----------------------

     12.1  Further Assurances.  Each party shall, at the request of the other,
           ------------------
at any time and from time to time following the Closing, execute and deliver to the requesting party all such further instruments as may be reasonably necessary or appropriate in order more effectively to (a) assign, transfer and convey to Buyer, or to perfect or record Buyer's title to or interest in the Property, (b) evidence and confirm the assumption by Buyer of the liabilities of Seller to be assumed by Buyer pursuant to this Agreement, or (c) confirm or carry out the provisions of this Agreement.

     12.2  Cooperation Retention of Records.  Each party acknowledges that the
           --------------------------------
other may be a party to legal proceedings following the Closing which relate to the Business or Property, and covenants to maintain and make available to the other upon reasonable request and at the expense of the requesting party, (a) any and all file and business records in its custody or control relating to the Business or Property, and (b) any and all individuals employed by the other party hereto whose testimony or knowledge, in the reasonable opinion of the other party's counsel, is necessary or useful to it with respect to the issues involved in such litigation or preparation therefor. Buyer shall keep and maintain all files, records and other information which Seller shall deliver to Buyer or leave on the Real Property either at Buyer's offices on the Real Property or at storage locations in Las Vegas, Nevada for a period of at least five (5) years after the Closing. Before destroying any such files, records or information Buyer shall notify Seller and Seller may, at its expense, retain the same. Seller shall be entitled at all reasonable times to inspect and make copies at Seller's expense of such files, records and information.

     12.3  Labor Arbitration and Grievances of Seller.  In the event there are
           ------------------------------------------
any claims concerning or arising from periods prior to the Closing Date which are unasserted as of the Closing Date or there are pending and unresolved as of the Closing Date any employee complaints, charges or grievances before any court, governmental agency or arbitrator between Seller and any applicant, employee, or discrimination complaints in any state or federal agency or court filed by or on behalf of any applicants, employees or former employees of Seller, arising in connection with the Business, Seller shall be solely responsible for the handling and/or the resolution of said matters subject to the following conditions:

              (a) Buyer shall make available to Seller all records in the possession of Buyer and all witnesses employed by Buyer which Seller reasonably believes are necessary or appropriate in connection with the handling or resolution of such matters. Buyer agrees to cooperate with Seller in any other manner reasonably requested by Seller for the satisfactory resolution of such matters;

              (b) In the event the resolution of any such matter requires that any terminated employee be reinstated, Buyer agrees to reinstate said employee in its operation in accordance with said resolution provided that no voluntary
                                                    --------
resolution shall result in a reinstatement without the consent of Buyer, which consent shall not be unreasonably withheld;

              (c) Any duty to pay wages or benefits to or on behalf of a terminated employee from the date of termination to the date of reinstatement shall remain the obligation of Seller. Any such obligation accruing after reinstatement shall be the responsibility of Buyer.


                                  ARTICLE XIII

13   Brokerage Fees
     --------------

     Each of the parties hereto agree to indemnify and hold and save the other or others harmless from any brokerage or finder's fees, commissions, compensation or expenses (including reasonable attorneys' fees and other expenses incurred in connection with any such claim) which may be due or asserted by reason of any such agreement or purported agreement by the indemnifying party regarding the transaction contemplated herein.


                                  ARTICLE XIV

14   Survival of Representations and Warranties:  Indemnification
     ------------------------------------------------------------

     14.1  Seller's Indemnity.  Seller covenants and agrees to indemnify and
           ------------------
save and hold Buyer harmless at all times after the Closing in respect of any and all claims, liabilities, loss, cost, damage and expense, including reasonable attorneys' fees and expenses, arising from, by reason of or in connection with any untruth, breach or inaccuracy in any material respect of any representation or warranty on the part of Seller under Paragraph 5.1 of this Agreement, or in any certificate or other instrument provided for in this Agreement.

     14.2  Buyer's Indemnity.  Buyer and Guarantor covenant and agree to
           -----------------
indemnify and save and hold Seller harmless at all times after the Closing in respect of any and all claims, liabilities, loss, cost, damage and expense, including reasonable attorneys' fees and expenses, arising from, by reason of or in connection with any untruth, breach or inaccuracy in any material respect of any representation or warranty on the part of Buyer under Paragraph 5.2 of this Agreement, or in any certificate or other instrument provided for in this Agreement. Buyer and Guarantor further covenant and agree to indemnify and save and hold Seller harmless at all times after the execution of this Agreement in respect of any and all claims, liabilities, loss, cost, damage and expense, including reasonable attorneys' fees and expenses arising from any claim by a third party asserting that Buyer's execution of and performance of this Agreement is unlawful and/or violates any duty of Guarantor to such third party.

     14.3  Notice of Claim.  Each indemnified party hereunder agrees that
           ---------------
promptly upon its discovery of any event, occurrence, fact, circumstance or other matter which, in its reasonable judgment, gives rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (any such third party action being collectively referred to herein as a "Claim") with respect to any matter as to which it is entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party together with a statement of such information respecting such Claim as it shall then have and that such Claim is one as to which such party is entitled to indemnification under this Agreement. The omission of any indemnified party so to notify an indemnifying party of any such Claim shall not relieve the indemnifying party from any liability in respect of such Claim which it may have otherwise had to such indemnified party on account of any damages which are the subject of such Claim except and only to the extent that the indemnifying party is prejudiced thereby, and in no event shall the indemnifying party be relieved of any other liability which it may have to such indemnified party pursuant to this Agreement. Upon receiving such notice, the indemnifying party, at its election, shall have the right of defense against such Claim, by counsel of its own choosing, at the indemnifying party's expense. The indemnified party shall cooperate fully in all respects with the indemnifying party in any such defense, including, without limitation, by making available to the indemnifying party all pertinent information under the control of the indemnified party (including consultation with, and testimony, advice and assistance of officers, employees and agents of the indemnified party having knowledge of the matters in dispute). If the indemnifying party does not notify the indemnified party, within ten (10) days of the indemnified party's notice to the indemnifying party of a Claim, that the indemnifying party will defend the same, or should the indemnifying party fail to file any answer or other pleading before the same is due, the indemnified party may defend or settle such Claim in such manner as the indemnified party deems appropriate, in its sole discretion. If the indemnifying party so notifies the indemnified party concurrently with the indemnifying party's notice of election to defend, the indemnifying party may defend, but not settle, a Claim without waiving its rights to assert that such Claim is not subject to the indemnity agreements in this Article 14. If the indemnifying party elects to defend a Claim, the indemnified party may, at the indemnified party's expense, participate in such matter with counsel of the indemnified party's own choosing.

                                  ARTICLE XV

15   Guarantor
     ---------

     15.1 William Bennett, a majority owner of Buyer, hereby guarantees prompt and satisfactory performance of this Agreement in accordance with all its terms and conditions.

                                  ARTICLE XVI

16   Notices
     -------

     16.1 Any and all notices or demands permitted or required to be given hereunder shall be in writing and shall be validly given or made when personally delivered or when actually received as prepaid, certified or registered mail, return receipt requested, or by commercial courier service, addressed as follows:

           If to Seller, to:
                             Sahara Gaming Corporation
                             c/o Paul Lowden
                             2535 Las Vegas Blvd., South
                             Las Vegas, Nevada 89109

                             with copies to:

                             Vargas & Bartlett
                             c/o Michael Alonso
                             P.O. Box 281
                             Reno, Nevada 89504

                            If to Buyer, to:

                            Gordon Gaming Corporation
                            c/o William G. Bennett
                            170 W. Desert Inn Road
                            Las Vegas, Nevada 89234

                            with copies to:

                            Moran and Associates
                            c/o John Moran
                            630 South 4th Street, Suite 400
                            Las Vegas, Nevada 89101

                            and

                            Nikolas L. Mastrangelo
                            811 South Sixth Street
                            Las Vegas, Nevada 89101

           Any party hereto may change its address for the purpose of receiving notices or demands by written notice to the other party hereto given as herein provided.

                                 ARTICLE XVII

17   Miscellaneous
     -------------

     17.1  Nevada Law.  The laws of the State of Nevada applicable to contracts
           ----------
made and wholly performed therein shall govern the validity, construction, performance and effect of this Agreement.

     17.2  Assignment; Binding Effect.  Buyer may not assign, transfer or convey
           --------------------------
any of its rights herein or hereunder to any person or entity whatsoever without the prior written consent of Seller. Any attempt to assign or transfer this Agreement without such consent shall, at Seller's option, be considered null and void and of no force and effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns.

     17.3  Time of Essence.  Time is of the essence of this Agreement and all of
           ---------------
the terms, provisions, covenants and conditions hereof.

     17.4  Captions.  The captions appearing at the commencement of the Articles
           --------
and Paragraphs hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement.

     17.5  Pronouns.  Masculine or feminine pronouns shall be substituted for
           --------
the neuter form and vice versa in any place or places herein in which the context requires such substitution or substitutions.

     17.6  Knowledge of Party.  Any representation or warranty herein contained
           ------------------
made by or on behalf of a party to the knowledge of such party shall be deemed to mean and be limited to actual knowledge of an executive officer of such party of the matter in question, or actual knowledge of such facts as would charge such executive officer of such party with knowledge of the matter in question.

     17.7  Entire Agreement; Amendment; Waiver.  This Agreement constitutes the
           -----------------------------------
entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior agreements, brochures, informational memoranda, representations and understandings of the parties. No amendment or modification of this Agreement shall be binding unless executed in writing by the parties. Except as may be otherwise provided in this Agreement, no waiver of any of the provisions, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing executed by the party against whom the waiver is sought to be enforced.

     17.8  No Third Party Beneficiary.  This Agreement is for the benefit of,
           --------------------------
and may be enforced only by, Seller and Buyer and their respective successors and permitted assigns, and is not for the benefit of, nor intended to be for the benefit of, and may not be enforced by, any third party.

     17.9  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, with each counterpart being deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     17.10 Attorney's Fees.  If any action is brought by any party hereto
           ---------------
concerning a breach of any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party the reasonable attorneys' fees and expenses of the prevailing party incurred in connection therewith.

     17.11 Jurisdiction.  Seller and Buyer agree that the State of Nevada shall
           ------------
have sole and exclusive jurisdiction over any action brought to enforce the terms of this Agreement.

     17.12 No Party Deemed Drafter.  The parties agree that neither party shall
           -----------------------
be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or entity, such court shall not construe this Agremeent or any provision hereof against either party as the drafter of the Agreement, Seller and Buyer acknowledging that each has contributed substantially and materially to the preparation hereof.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Purchase and Sale as of the 31st day of May, 1995.

                                       "SELLER"

                                       SAHARA NEVADA CORPORATION

                                       By: /s/ PAUL W. LOWDEN
                                          --------------------------------------
                                       Its: President

                                       "BUYER"

                                       GORDON GAMING CORPORATION

                                       By: /s/ WILLIAM G. BENNETT
                                          --------------------------------------
                                       Its: President

                                       GUARANTOR

                                       /s/ WILLIAM G. BENNETT
                                       -----------------------------------------
                                       WILLIAM G. BENNETT